Exhibit 99.1
POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL CLOSES ON FIVE-YEAR $750 MILLION BANK CREDIT FACILITY

LEBANON, Tenn. –July 11, 2011 – Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) announced today that it has entered into a five-year $750 million bank credit facility comprised of a $250 million term loan and a $500 million revolving line of credit. The new credit facility replaces term loans totaling $575 million, and a $165 million revolving line of credit.  Wells Fargo Securities, LLC; Merrill Lynch, Pierce Fenner & Smith Incorporated; and SunTrust Robinson Humphrey, Inc. are the Joint Lead Arrangers and Joint Bookrunners; and Wells Fargo Bank, National Association is the Administrative Agent and Collateral Agent.  Bank of America, N.A., and SunTrust Bank are Co-Syndication Agents; and Regions Bank; Fifth Third Bank; and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch are Co-Documentation Agents. U.S. Bank National Association; PNC Bank, National Association; Union Bank, N.A.; Branch Banking and Trust Company; Synovus Bank; First Tennessee Bank, NA; Raymond James Bank, FSB; 1st Farm Credit Services, PCA; FCS Financial, PCA; Greenstone Farm Credit Services, ACA/FLCA; AgChoice Farm Credit, ACA; and Avenue Bank also participated in the facility.

“This is one of the two largest all-bank financing transactions ever completed by a full-service restaurant company,” said Lawrence E. Hyatt, the Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc.  “We believe that the successful completion of this transaction demonstrates the confidence of the financial community in our Company, the Cracker Barrel brand, and our strategic direction. By simplifying and extending the maturities of our financing arrangements, this new credit facility provides us with greater financial flexibility.”

At the time of closing, there were $325 million of borrowings under the new revolving line of credit, in addition to letters of credit issued in the normal course of the Company’s business.  The Company estimates that the closing of its new bank facility will result in additional interest charges

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Cracker Barrel Old Country Store, Inc. Closes on $750M Bank Credit Facility

July 11, 2011

of approximately $5 million in the fourth quarter of its 2011 fiscal year, as a result of fees related to the new facility, and the unamortized portion of deferred financing costs related to the facilities that it replaces.  These charges were not included in the Company’s previously-issued guidance for the fourth quarter.

About Cracker Barrel
Cracker Barrel Old Country Store® restaurants provide a friendly home-away-from-home in its old country stores and restaurants.  Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price.  The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as the Company’s signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 603 company-owned locations in 42 states.  Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m.  For more information, visit: crackerbarrel.com.

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance.  These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion.  All forward-looking information is subject to completion of our financial procedures for Q4 FY11 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” ”should,” “projects,” “forecasts,”  or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings.  Factors which could materially affect actual results include, but are not limited to:  the effects of uncertain consumer confidence, higher costs for energy, or general or regional economic weakness, or weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to

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Cracker Barrel Old Country Store, Inc. Closes on $750M Bank Credit Facility

July 11, 2011

identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

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